Exhibit 4.6

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN AND WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THE HOLDER OF THIS WARRANT AGREES THAT IT WILL COMPLY WITH THE RESALE RESTRICTIONS SET FORTH IN THE ACT, UNLESS SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE SALE OF SECURITIES WHICH ARE NOT REGISTERED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS CAN RESULT IN CIVIL LIABILITY UNDER FEDERAL AND STATE SECURITIES LAWS.

THE ISSUER OF THIS WARRANT HAS CLAIMED AN EXEMPTION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS FOR THE OFFER AND SALE OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT OR THE OFFERING HEREUNDER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INTERACTIVE STRENGTH INC.

WARRANT TO PURCHASE COMMON STOCK

Issued on [                ]

This certifies that, for value received, [                ] (together with its permitted assigns and transferees, “Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from Interactive Strength Inc., a Delaware corporation (the “Company”) at a price per share equal to the Warrant Price at any time before the Expiration Date up to the Exercise Amount shares of Warrant Stock upon surrender of this Warrant, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of an amount equal to the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock so purchased in lawful money of the United States, or if permitted, by an election to net exercise as set forth in Section 2.6. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant is being issued to Holder in connection with, and as partial consideration for, Holder’s purchase of the Company’s Secured Promissory Note on or about the date hereof (the “Note”).

1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

“Adjusted Warrant Price” means, if at any time after the date hereof and before the Expiration Date, the Company issues shares of Common Stock at a purchase price per share of less than $[            ] (subject to adjustment as provided herein), the lowest price per share at which the Company issues Common Stock.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Business Day” means a weekday on which banks are open for general banking business in New York, New York.

“Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

“Change of Control” means a Deemed Liquidation Event (as defined in the Certificate).

“Company” shall include, in addition to the Company identified in the opening paragraph of this Warrant, any corporation or other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.

“Exercise Amount” means an amount equal to $[            ] divided by the Warrant Stock Fair Market Value pursuant to Section 2.6.2.

“Expiration Date” means 5:00 p.m. New York City time on [            ] or such earlier date and time on which the Warrant ceases to be exercisable as provided in Section 4.

“Initial Exercise Date” means the date that is [            ] after the date hereof.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

“Warrant Price” means the greater of (a) the Warrant Price Floor and (b) the lesser of (x) $[            ] and (y) the Adjusted Warrant Price.

“Warrant Price Floor” means an amount that, after giving effect to the issuance of Warrant Stock upon full or partial exercise of this Warrant in accordance with the terms hereof, would result in Holder beneficially owning [    ]% of the Company’s then-outstanding Common Stock, including, for the avoidance of doubt, Common Stock otherwise beneficially owned by Holder, regardless of whether such

Common Stock was obtained upon exercise of this Warrant.

“Warrant Stock” means the Common Stock of the Company, $0.0001 par value per share (“Common Stock”). The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant taking into account all such adjustments.

2. EXERCISE.

2.1    Method of Exercise. Subject to the terms and conditions of this Warrant, Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any Business Day after the Initial Exercise Date but before the Expiration Date. This Warrant shall be exercised by surrendering this Warrant, with the subscription form attached hereto duly executed by Holder, and by payment in a form specified in Section 2.2 of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by Holder by (ii) the Warrant Price as determined in accordance with the terms hereof or, if applicable, an election to net exercise the Warrant as provided in Section 2.6 for the number of shares to be acquired in connection with such exercise. Holder may deliver the subscription form attached hereto duly executed by Holder in order to exercise this Warrant in connection with a Change of Control, with the exercise and payment to be contingent upon consummation of the transaction.

2.2    Form of Payment. Subject to the provisions of Section 4, payment for the Warrant Stock upon exercise may be made by (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to Holder, (d) by net exercise as provided in Section 2.6, or (e) any combination of the foregoing.

2.3    Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be cancelled and replaced with a new Warrant of like tenor in which the total number of shares of Warrant Stock issuable hereunder as set forth in the first paragraph hereof is reduced by the number of shares of Warrant Stock purchased pursuant to such exercise.

2.4    No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant. If upon exercise of this Warrant in whole or in part, a fraction of a share would otherwise result, then in lieu of such fractional share, the Company shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the applicable Warrant Price.

2.5    Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations, including regulations of the stock exchange on which the Company is listed at the time of such exercise. As a condition to the exercise of this Warrant, Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties of the original Holder set forth in herein are true and complete as of the date of exercise.

2.6    Net Exercise Election; Exercise Generally.

2.6.1    Holder may elect to convert all or any portion of this Warrant at any time after the Initial Exercise Date but before the Expiration Date, without the payment by Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the subscription form attached hereto, duly executed by Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

X =	Y (A-B)
A

where	X	=	the number of shares of Warrant Stock to be issued to Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 2.6.

	Y	=	the number of shares of Warrant Stock as to which this Warrant is then being net exercised.

	A	=	the fair market value of one share of Warrant Stock, determined at the time of such net exercise as set forth in the last paragraph of this Section 2.6.

	B	=	the Warrant Price.

The Company will promptly respond in writing to an inquiry by Holder as to the then current fair market value of one share of Warrant Stock.

2.6.2    The fair market value of one share of Warrant Stock (the “Warrant Stock Fair Market Value”) shall mean:

(i)    if the Company is at such time subject to a Change of Control, the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such Change of Control;

(ii)    if on the relevant exercise date for which such value must be determined, a public market for the Company’s Common Stock, then the fair market value per share of the Warrant Stock shall be determined by reference to the market price of the Common Stock as follows: the fair market value shall be the average of (i) the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or (ii) the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq Stock Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date as of which the value of the fair market value is to be determined; or

(iii)    if neither (i) nor (ii) is applicable, then the Company’s Board of Directors shall consider the relevant facts and circumstances at such time when determining the fair market value of Warrant Stock in good faith, including the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined by a reputable independent appraiser the identity of which shall be determined by the Company and the Holder and whose fees and expenses shall be borne by the Company.

3.    ISSUANCE OF STOCK. Except as set forth in Section 4, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.

4.    EXERCISES IN CONNECTION WITH CERTAIN TRANSACTIONS OR EXPIRATION DATE.

4.1    If the Company proposes at any time to effect a Change of Control, the Company shall give Holder at least ten (10) Business Days advance written notice (a “Transaction Notice”) of the anticipated consummation of such Change of Control.

4.2    If Holder has not elected to exercise this Warrant (a) under Section 2.1 in connection with (i) a Change of Control pursuant to a Transaction Notice or (b) prior to the Expiration Date,

then upon the effective date of the Change of Control or Expiration Date, as applicable, this Warrant shall automatically be deemed net exercised in full pursuant to Section 2.6 above without any further action on the part of Holder.

5.    ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant and the Warrant Price therefor, are subject to adjustment upon each event in Sections 5.1 through 5.4 occurring between the date this Warrant is issued and earlier of the time that it is exercised in full or the Expiration Date:

5.1    Adjustment for Stock Splits and Stock Dividends. The Warrant Price and the number of shares of Warrant Stock for which this Warrant remains exercisable shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the number of outstanding shares of Warrant Stock.

5.2    Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1 or Section 5.3) or (b) assets (other than cash) which dividend or distribution is actually made (each a “Dividend Event”), then, and in each such case, Holder, upon exercise of this Warrant at any time after such Dividend Event, shall receive, in addition to the shares of Warrant Stock, the securities or such other assets of the Company that would have been payable to Holder if Holder had completed such exercise of this Warrant, immediately prior to such Dividend Event.

5.3    Adjustment for Reorganization, Consolidation, Merger. (a) In case of any recapitalization or reorganization of the Company or (b) in case the Company shall consolidate with or merge into one or more other corporations or entities which results in a change of the Warrant Stock (each, a “Reorganization Event”), then, and in each such case, Holder, upon the exercise of this Warrant after such Reorganization Event shall be entitled to receive, in lieu of the stock or other securities and property that Holder would have been entitled to receive upon such exercise prior to such Reorganization Event, the stock or other securities or property which Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If after such Reorganization Event, the Warrant is exercisable for securities of a corporation or entity other than the Company, then such corporation or entity shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event.

5.4    Conversion of Stock. In case the Warrant Stock ceases to exist or to be authorized by the Certificate (a “Stock Event”), then Holder, upon exercise of this Warrant at any time after such Stock Event, shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon exercise of this Warrant immediately prior to such Stock Event, the stock and other securities and property that Holder would have been entitled to receive upon the Stock Event, if, immediately prior to such Stock Event, Holder had completed such exercise of this Warrant.

5.5    Notice of Adjustments. The Company shall promptly give written notice of each adjustment under Section 5 of the Warrant Price or the number of shares of Warrant Stock or other securities that remain issuable upon exercise of this Warrant. The notice shall describe the adjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.6    No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.7    Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. If the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant that are authorized and unissued under the Certificate shall not be sufficient to effect the exercise of this Warrant in full, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

6. NO IMPAIRMENT. The Company will not, by amendment of its Certificate or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, or impair the economic interest of the Holder, and the Company shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights and economic interest of Holder against such impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant, and ensure and take any necessary action to ensure, that the Warrant Stock, at the time of their issuance, will be free and clear from all preemptive rights, anti-dilution rights, rights of first refusal, rights of first offer, co-sale rights, or any similar rights and free and clear of all debts, taxes, liens, encumbrances, charges, equities, claims, any rights of third parties and any other liabilities.

7. PROVISIONS RELATING TO STOCKHOLDER RIGHTS.

7.1    No Voting or Other Rights. This Warrant does not entitle Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this Warrant is actually validly exercised for shares of the Company’s capital stock in accordance with its terms. In the absence of valid exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

8. REPRESENTATIONS AND WARRANTIES OF HOLDER. In order to induce the Company to issue this Warrant to the original Holder, the original Holder has made representations and warranties to the Company as set forth in the Note.

9. GENERAL PROVISIONS.

9.1    Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the substantially prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

9.2    Transfer. Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, by a party without the prior written consent of the other party, which other party may withhold in its sole discretion; provided, however, that this Warrant may be assigned, conveyed or transferred without the prior written consent of the Company to any Affiliate of Holder who executes and delivers an acknowledgement that such transferee agrees to be subject to, and bound by, all the terms and conditions of this Warrant. Subject to the foregoing, the rights and obligations of the Company and Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. For the avoidance of doubt, any such transfer contemplated by this Section 9.2 shall comply with applicable state and federal securities laws, and the Company shall bear no liability in the event a transfer is not made in accordance therewith.

9.3    Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements entered into and to be performed entirely within the State of Delaware, without reference to principles of conflict of laws or choice of laws.

9.4    Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

9.5    Notices. Unless otherwise provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the next Business Day, in each case when addressed to the party to be notified at the address indicated for such party on the signature pages hereto, or at such other address as any party hereto may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section.

9.6    Amendment; Waiver. This Warrant may be amended and provisions may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company.

9.7    Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Warrant to the extent they are unenforceable and the remainder of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

9.8    Rights of the Holder. Without limiting the foregoing or any remedies available to the Holder, the Holder will be entitled to seek specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations of any person subject to this Warrant.

9.9    Survival of Representations. Unless otherwise provided herein, the representations, warranties and covenants contained in or made pursuant to this Warrant shall survive the exercise of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Common Stock as of the date first written above.

THE COMPANY:

INTERACTIVE STRENGTH INC.

By:
Name:
Title:
HOLDER:
[ ]
By:
Name:
Title:

[Signature Page to Common Stock Warrant]

EXHIBIT 1

FORM OF SUBSCRIPTION

(To be completed and signed only upon exercise of Warrant)

To: Interactive Strength Inc. (the “Company”)

We refer to that certain Warrant to Purchase Common Stock of the Company issued on [                ] (the “Warrant”).

Select one of the following two alternatives:

☐ Cash Exercise. On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase              shares of Common Stock of the Company (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full. This exercise ☐ IS ☐ IS NOT conditioned upon the completion of the Change in Control that has been described in a Transaction Notice, dated                     , delivered by the Company to Holder pursuant to Section 4 of the Warrant.

☐ Net Exercise Election. On the terms and conditions set forth in the Warrant, the undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.6 of the Warrant. This conversion is exercised with respect to              shares of Common Stock of the Company (the “Warrant Stock”) covered by the Warrant.

In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in the Note as they apply to the undersigned Holder continue to be true and complete as of this date. Please issue a certificate or certificates representing such shares of Warrant Stock in Holder’s name and deliver such certificate(s) to Holder at the address set forth below:

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

WHEREFORE, the undersigned Holder has executed and delivered the Warrant and this Subscription Form as of the date set forth below.

Date:	[INSERT HOLDER’S NAME]

By:
[Its:	]